Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of

Madison Square Capital, Inc.

We consent to the use in this Prospectus constituting part of Amendment No. 2 to this Registration Statement on Form S-11 our report dated April 25, 2008 on the financial statements of Madison Square Capital, Inc., as of April 24, 2008 and the period from March 13, 2008 (date of inception) to April 24, 2008 which appears in such Prospectus.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

New York, NY

June 13, 2008